EXHIBIT 4.5
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                     REGISTRATION RIGHTS AGREEMENT


     This REGISTRATION RIGHTS AGREEMENT (this "Agreement) is entered into as of the 31st day of March, 2001 by and among AMLI Residential Properties Trust, a Maryland real estate investment trust ("Trust), AMLI Residential Properties, L.P., a Delaware limited partnership ("Operating Partnership), Morton J. Harris, as Trustee of the Mort Trust, under agreement dated January 8, 1993, as amended and restated by agreement dated August 10, 1999, and Morris Weiser, as Trustee of the Morris Trust, under agreement dated December 31, 1992, as amended and restated by agreement dated May 16, 1996 (collectively the "Unit Holders).

     WHEREAS, pursuant to that certain Units Agreement, dated as of March 31, 2001 between the Trust, the Operating Partnership and the Unit Holders (the "Units Agreement), the Unit Holders are being issued units of limited partnership interest in the Operating Partnership ("Units), which are exchangeable for common shares of beneficial interest, par value $.01 per share (the "Shares), of the Trust as provided in the partnership agreement of the Operating Partnership; and

     WHEREAS, in connection with the Units Agreement, the Trust has agreed to register for sale by the Unit Holders the Shares issuable to Unit Holders upon exchange of Units issued pursuant to the Units Agreement (the "Registrable Shares); and

     WHEREAS, the parties hereto desire to enter into this Agreement to evidence the foregoing agreement of the Trust and the mutual covenants of the parties relating thereto;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, agreements and warranties contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows

     1. CERTAIN DEFINITIONS. In this Agreement, the following terms shall have the following respective meanings:

           "Affiliate shall mean, when used with respect to any Person, another Person which directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.

           "Closing Date shall mean March 31, 2001.

           "Commission shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

           "Exchange Act shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, all as the same are in effect at the relevant time.

           "Holders shall mean (a) Unit Holders and (b) each Person holding Registrable Shares as a result of a transfer or assignment to such Person of Registrable Shares which is not prohibited by any agreement, law or regulation, other than pursuant to an effective registration statement or Rule 144.

           "Lock-up Period shall mean a period of six (6) months from the Closing Date.

           "Person shall mean an individual, corporation, partnership, limited liability company, estate, trust, association, private foundation, joint stock company or other entity.


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           "Register, "Registered and "Registration refer to a
registration effected by preparing and filing a registration statement in compliance with, and pursuant to Rule 415 under, the Securities Act providing for the sale by the Holders of Registrable Shares in accordance with the method or methods of distribution designated by the Holders, and the declaration or ordering of the effectiveness of such registration statement by the Commission.

           "Rule 144" shall mean Rule 144 under the Securities Act.

           "Securities Act shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same are in effect at the relevant time.

     2.    REGISTRATION.

                 (a) The Trust shall, prior to the expiration of the Lock-up Period, prepare and file with the Commission a registration statement for the purpose of effecting a Registration of the sale of Registrable Shares by the Holders thereof; shall use its best efforts to effect such Registration as soon as practicable but not later than the expiration of the Lock-up Period; and shall use its reasonable efforts (including, without limitation, filing post-effective amendments and appropriate qualification under applicable state securities and real estate syndication laws) to keep such Registration with respect to a particular Holder continuously effective until the earliest of (i) the date on which all of such Holder's Registrable Shares have been sold pursuant to such registration statement or Rule 144, or (ii) the date on which all of such Holder's Registrable Shares may be sold in accordance with Rule 144(k); PROVIDED, HOWEVER, that the Trust shall not be obligated to take any action to effect any such Registration, qualification or compliance pursuant to this Section 2 in any particular jurisdiction in which the Trust would be required to execute a general consent to service of process in effecting such Registration, qualification or compliance unless the Trust is already subject to service in such jurisdiction. The Trust acknowledges that under current interpretations of Rule 144, no tacking of the ownership period of Units would be permitted in determining the ownership period of Registrable Shares.

Notwithstanding the foregoing, the Trust shall have the right (the "Suspension Right) to defer such filing (or suspend sales under any filed registration statement or defer the updating of any filed registration statement and suspend sales thereunder) for two periods of not more than 90 days each during any twelve-month period, if the Trust furnishes to the Holders a certificate signed by the President or any other executive officer or any Trustee of the Trust stating that, in the good faith judgment of the Trust, it would be detrimental to the Trust and its shareholders to file such registration statement or amendment thereto at such time (or to continue sales under a filed registration statement) and therefore the Trust has elected to defer the filing of such registration statement (or to suspend sales under a filed registration statement). Notwithstanding anything to the contrary contained herein, the Trust shall use its best efforts to effect the Registration as soon as practicable but not later than the expiration of the Lock-up Period.

                 (b) The Trust shall promptly notify the Holders of the occurrence of the following events:

                      (i) when any registration statement relating to the Registrable Shares or post-effective amendment thereto filed with the Commission has become effective;

                      (ii) the issuance by the Commission of any stop order suspending the effectiveness of any registration statement relating to the Registrable Shares;



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                      (iii) the suspension of an effective registration
                            statement by the Trust in accordance with the last paragraph of Section 2(a):

                      (iv) The Trust's receipt of any notification of the suspension of the qualification of any Registrable Shares covered by a registration statement for sale in any jurisdiction; and

                      (v)   the existence of any event, fact or
                            circumstance which results in a registration statement or prospectus relating to Registrable Shares or any document incorporated therein by reference containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading during the distribution of securities.

The Trust agrees to use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any such registration statement or any state qualification as promptly as possible.

                 (c) The Trust shall provide to the Holders, at no cost to the Holders, a copy of the registration statement and any amendment thereto used to effect the Registration of the Registrable Shares, each prospectus contained in such registration statement or post-effective amendment and any amendment or supplement thereto and such other documents as the requesting Holders may reasonably request in order to facilitate the disposition of the Registrable Shares covered by such registration statement. The Trust consents to the use of each such prospectus and any supplement thereto by the Holders in connection with the offering and sale of the Registrable Shares covered by such registration statement or any amendment thereto. The Trust shall also file a sufficient number of copies of the prospectus and any post-effective amendment or supplement thereto with any securities exchange or market on which the Shares are then listed so as to enable the Holders to have the benefits of the prospectus delivery provisions of Rule 153 under the Securities Act. Prior to the effectiveness of a Registration of Registrable Shares held by the Holders, the Trust shall provide to the Unit Holders a copy of the portion of the applicable Registration that contains information furnished in writing by the Holders for inclusion in such Registration Statement.

                 (d) The Trust agrees to use its best efforts to cause the Registrable Shares covered by a registration statement to be registered with or qualified or approved by such state securities authorities as may be necessary to enable the Holders to consummate the disposition of such shares pursuant to the plan of distribution set forth in the registration statement.

                 (e) Subject to the Trust's Suspension Right, if any event, fact or circumstance exists requiring an amendment to a registration statement relating to the Registrable Shares or supplement to a prospectus relating to the Registrable Shares, immediately upon becoming aware thereof the Trust agrees to notify the Holders and to prepare and furnish to the Holders a post-effective amendment to the registration statement or supplement to the prospectus or any document incorporated therein by reference or to file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares, the prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                 (f) The Trust agrees to use its reasonable best efforts (including the payment of any listing fees) to obtain the listing of all Registrable Shares covered by the registration statement on each securities exchange on which the Shares are then listed.


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                 (g)  The Trust agrees to use its best efforts to comply
with the Securities Act and the Exchange Act and, as soon as reasonably practicable following the end of any fiscal year during which a registration statement effecting a Registration of the Registrable Shares was effective, to make available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act.

                 (h) The Trust agrees to cooperate with the selling Holders to facilitate the timely preparation and delivery of certificates representing Registrable Shares to be sold pursuant to a Registration and not bearing any Securities Act legend; and to enable certificates for such Registrable Shares to be issued for such numbers of shares and registered in such names as the Holders may reasonably request at least two business days prior to any sale of Registrable Shares.

     3.    EXPENSES OF REGISTRATION.

                 (a) The Trust shall pay all Registration Expenses incurred in connection with the Registration, qualification or compliance pursuant to Section 2. The term "Registration Expenses shall mean all expenses (excluding Selling Expenses) incurred by the Trust in complying with Section 2, including, without limitation, the following: (a) all registration, filing and listing fees; (b) fees and expenses of compliance with federal and state securities or real estate syndication laws (including, without limitation, reasonable fees and disbursements of counsel in connection with state securities and real estate syndication qualifications of the Registrable Shares under the laws of such jurisdictions as the Holders may reasonably designate); (c) printing (including, without limitation, expenses of printing or engraving certificates for the Registrable Shares in a form eligible for deposit with The Depository Trust Company and otherwise meeting the requirements of any securities exchange on which they are listed and of printing registration statements and prospectuses), messenger, telephone, shipping and delivery expenses; (d) fees and disbursements of counsel for the Trust; (e) fees and disbursements of all independent public accountants of the Trust (including, without limitation, the expenses of any annual or special audit and "cold comfort" letters required by the managing underwriter); (f) fees and expenses incurred in connection with the listing of the Registrable Shares on each securities exchange on which securities of the same class are then listed; and (g) fees and expenses associated with any filing with the National Association of Securities Dealers, Inc. required to be made in connection with the registration statement.

                 (b) All Selling Expenses incurred in connection with the sale of Registrable Shares by any of the Holders shall be borne by the Holder selling such Registrable Shares. The term "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to any sale of Registrable Shares. Each Holder shall pay the expenses of its own counsel.

     4.    INDEMNIFICATION.

                 (a) The Trust shall indemnify each Holder, each Holder's officers and directors, and each person controlling such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against all expenses, claims, losses, damages and liabilities (including reasonable legal fees and expenses), arising out of or based on:

(1) any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement or prospectus relating to the Registrable Shares, or any amendment or supplement thereto, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Trust of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law, and the Trust will reimburse such Holder, its officers, directors and each person controlling such Holder for any reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability, expense

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or action; PROVIDED, HOWEVER, that the Trust shall not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished in writing to the Trust by such Holder for inclusion therein.

                 (b) Each Holder shall indemnify the Trust, each of its trustees and officers, each underwriter, if any, of the Trust's securities covered by such registration statement, and each person who controls the Trust or such underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each other Holder with Registrable Shares covered by such registration statement, and each officer, director and controlling person of each such other Holder, against all expenses, claims, losses, damages and liabilities (including reasonable legal fees and expenses) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement or prospectus, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement or prospectus in reliance on and in conformity with information furnished in writing to the Trust or such underwriter by such Holder for inclusion therein.

                 (c)  Each party entitled to indemnification under this
Section 4 (the "Indemnified Party) shall give notice to the party required to provide indemnification (the "Indemnifying Party) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, but the omission to so notify the Indemnifying Party shall not relieve it from any liability which it may have to the Indemnified Party pursuant to the provisions of this Section 4 except to the extent of the actual damages suffered by such delay in notification. The Indemnifying Party shall assume the defense of such action, including the employment of counsel to be chosen by the Indemnifying Party to be reasonably satisfactory to the Indemnified Party, and payment of expenses. The Indemnified Party shall have the right to employ its own counsel in any such case, but the legal fees and expenses of such counsel shall be at the expense of the Indemnified Party, unless the employment of such counsel was authorized in writing by the Indemnifying Party in connection with the defense of such action, or the Indemnifying Party did not employ counsel to take charge of the defense of such action or the Indemnified Party reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party), in any of which events such fees and expenses shall be borne by the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

                 (d)  If the indemnification provided for in this Section
4 is unavailable to a party which would have been an Indemnified Party under this Section 4 in respect of any expenses, claims, losses, damages and liabilities referred to herein, then each party which would have been an Indemnifying Party hereunder shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such expenses, claims, losses, damages and







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liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and such Indemnified Party on the other in connection with the statement or omission which resulted in such expenses, claims, losses, damages and liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or such Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Trust and each holder of Registrable Shares agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 4(d).

                 (e) No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                 (f) In no event shall any Holder be liable for any expenses, claims, losses, damages or liabilities pursuant to this Section 4 in excess of the net proceeds to such Holder of any Registrable Shares sold by such Holder.

                 (g) The provisions of this Section 4 shall survive the sale of any Registrable Shares and any termination of this Agreement.

     5. INFORMATION TO BE FURNISHED BY HOLDERS. Each Holder shall furnish to the Trust such information as the Trust may reasonably request and as is required in connection with the Registration and related proceedings referred to in Section 2 (including without limitation the plan of distribution). If any Holder fails to provide the Trust with such information within three weeks of the Trust's request, the Trust's obligations under Section 2 with respect to the Holders or the Registrable Shares owned by the Holders shall be suspended until such Holders provide such information.

     6.    RULE 144 SALES.

                 (a) The Trust covenants that it shall file the reports required to be filed by the Trust under the Exchange Act, so as to enable any Holder to sell Registrable Shares pursuant to Rule 144.

                 (b) In connection with any sale, transfer or other disposition by any Holder of any Registrable Shares pursuant to Rule 144, the Trust shall cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing Registrable Shares to be sold and not bearing any Securities Act legend, and enable certificates for such Registrable Shares to be for such number of shares and registered in such names as the selling Holder may reasonably request at least two business days prior to any sale of Registrable Shares.

                 (c) The provisions of this Section 6 shall survive the termination of any obligation of the Trust to use its reasonable efforts to maintain the effectiveness of any Registration until the applicable Registrable Shares have been sold.

     7.    MISCELLANEOUS.

                 (a) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without giving effect to the conflict of law provisions thereof.






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                 (b)  ENTIRE AGREEMENT.  This Agreement constitutes the
entire agreement between the parties with respect to the subject matter hereof.

                 (c) AMENDMENT. No amendment, supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party sought to be bound thereby.

                 (d) NOTICES, ETC. Unless otherwise provided herein, any notice required or permitted under this Agreement shall be given in writing, and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) on the fifth business day after deposit with the United States Post Office, by registered or certified mail, postage prepaid, (c) on the next business day after dispatch via nationally recognized overnight courier or (d) upon confirmation of transmission by facsimile, all addressed to the party to be notified. Notices shall be addressed as follows: (i) if to Unit Holders, at the address or fax number set forth below, or at such other address or fax number as Unit Holders furnished to the Trust in writing or (ii) if to any assignee or transferee of Unit Holders, at such address or fax number as such assignee or transferee furnished to the Trust in writing, or (iii) if to the Trust, at the address of its principal executive offices and addressed to the attention of the President, or at such other address or fax number as the Trust furnished to Unit Holders or any assignee or transferee. Any notice or other communication required to be given hereunder to a Holder in connection with a registration may instead be given to the designated representative of such Holder. The address of the Unit Holders is as follows:

     If to the Mort Trust:        Morton J. Harris, as Trustee
                                    of the Mort Trust
                                  211 Waukegan Road
                                  Suite 300
                                  Northfield, Illinois  60093
                                  Fax:  (847) 441-7696
                                  Phone:  (847) 441-7676

     If to the Morris Trust:      Morris Weiser, as Trustee
                                    of the Morris Trust
                                  Weiser Investment Management
                                  120 South LaSalle Street
                                  Suite 1340
                                  Chicago, Illinois  60603
                                  Fax:
                                  Phone:  (312) 372-1535

                 (e) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. To facilitate execution of this Agreement, the parties may execute and exchange by telephone facsimile counterparts of the signature pages.

                 (f) SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                 (g) TITLES AND SUBTITLES. The title and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                 (h) SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding on the respective successors and assigns of the parties hereto.




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                 (i)  REMEDIES.  The Trust and Unit Holders acknowledge
that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that the Trust and each Holder, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of another party under this Agreement in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction.

                 (j) ATTORNEYS' FEES. If the Trust or any Holder brings an action to enforce its rights under this Agreement, the prevailing party in the action shall be entitled to recover its costs and expenses, including, without limitation, reasonable attorneys' fees, incurred in connection with such action, including any appeal of such action.

                 (k)  LIMITATION OF LIABILITY OF SHAREHOLDERS, TRUSTEES
AND OFFICERS OF THE TRUST. ANY OBLIGATION OR LIABILITY WHATSOEVER OF THE TRUST WHICH MAY ARISE AT ANY TIME UNDER THIS AGREEMENT OR ANY OBLIGATION OR LIABILITY WHICH MAY BE INCURRED BY IT PURSUANT TO ANY OTHER INSTRUMENT, TRANSACTION OR UNDERTAKING CONTEMPLATED HEREBY SHALL BE SATISFIED OUT OF THE TRUST'S ASSETS ONLY. NO SUCH OBLIGATION OR LIABILITY SHALL BE PERSONALLY BINDING ON, NOR SHALL RESORT FOR THE ENFORCEMENT THEREOF BE HAD TO, THE PROPERTY OF ANY OF ITS SHAREHOLDERS, TRUSTEES, OFFICERS, EMPLOYEES OR AGENTS (SOLELY AS A RESULT OF THEIR STATUS AS SHAREHOLDERS, TRUSTEES, OFFICERS, EMPLOYEES OR AGENTS), REGARDLESS OF WHETHER SUCH OBLIGATION OR LIABILITY IS IN THE NATURE OF CONTRACT, TORT OR OTHERWISE. NOTWITHSTANDING THE FOREGOING, THIS SECTION 7(K) SHALL NOT IN ANY WAY AFFECT OR LIMIT ANY OBLIGATION OR LIABILITY OF ANY HOLDER UNDER THIS AGREEMENT.


                   *          *         *          *







































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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.




                            AMLI RESIDENTIAL PROPERTIES TRUST


                            By:        /s/  Charlotte Sparrow
                                       ------------------------------
                            Name:      Charlotte Sparrow

                            Title:     Vice President




                            AMLI RESIDENTIAL PROPERTIES, L.P.


                            By:        AMLI Residential Properties
                                       Trust, its general partner

                            By:        /s/  Charlotte Sparrow
                                       ------------------------------
                            Name:      Charlotte Sparrow
                            Title:     Vice President




                            UNIT HOLDERS:

                            MORTON J. HARRIS,
                                as Trustee of the Mort Trust,
                                under agreement dated August 10, 1999


                            /s/  Morton J. Harris
                            ----------------------------------------



                            MORRIS WEISER,
                            as Trustee of the Morris Trust,
                                under agreement dated May 16, 1996


                            /s/   Morris Weiser
                            ----------------------------------------




















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